Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192697

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are we seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 11, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated January 7, 2014)

            Shares

Vitesse Semiconductor Corporation

Common Stock

        We are offering           shares of our common stock. Our common stock is listed on The NASDAQ Global Market under the symbol "VTSS." On June 10, 2014, the last reported sale price for our common stock on The NASDAQ Global Market was $3.65 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement.

	Per Share	Total

Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds, Before Expenses, to Vitesse Semiconductor	$	$

(1)
We refer you to "Underwriting" beginning on page S-22 of this prospectus supplement for additional information regarding underwriting compensation.

        We have granted the underwriters the right to purchase up to an additional           shares of our common stock to cover over-allotments.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

        We anticipate that delivery of the shares of common stock will be made on or about June     , 2014.

Sole Book-Running Manager

Needham & Company

Co-Managers

Craig-Hallum Capital Group
The Benchmark Company	Northland Capital Markets

The date of this prospectus supplement is June      , 2014.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-192697) that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this "shelf" registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $75.0 million.

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled "Where You Can Find More Information" and "Incorporation By Reference" below.

        We use various trademarks and trade names in our business, including without limitation "Vitesse." This prospectus supplement and the accompanying prospectus also contain trademarks, trade names and service marks of other businesses that are the property of their respective owners.

        Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Vitesse", "Vitesse Semiconductor", the "company", "we," "us," and "our" refer to Vitesse Semiconductor Corporation.

S-ii

 SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors," and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

 Vitesse Semiconductor Corporation

        We are a leading supplier of high-performance integrated circuits principally targeted at systems manufacturers in the communications industry. Within the communications industry, our products address Carrier, Enterprise, and Internet of Things (IoT) networking, where they enable high-speed data transmission, processing and switching under a variety of protocols.

        Over the last 10 years, the worldwide proliferation of the Internet and the rapid volume growth in data transmitted over LANs and WANs has placed a tremendous strain on the existing communications infrastructure. Communication service providers have sought to increase their revenues by cost-effectively delivering a growing range of data services to their customers. The resulting demand for increased bandwidth and services has created a need for faster, larger and more complex networks.

        In recent years, we focused our product development and marketing efforts on products that seek to leverage the convergence of Carrier and Enterprise networking to Internet Protocol-based networks. These next-generation networks share the requirements of high reliability, scalability, interoperability, and low cost. Increasingly, new applications and services over these networks are created and delivered using packet-based Ethernet networking technologies. We believe that products in this emerging technology area represent the best opportunity for us to provide differentiation in the market.

        Vitesse Semiconductor Corporation was incorporated in the state of Delaware in 1987. Our principal executive offices are located at 4721 Calle Carga, Camarillo, California, and our phone number is (805) 388-3700.

 The Offering

Issuer	Vitesse Semiconductor Corporation
Common stock offered by us	shares
Common stock to be outstanding after the offering	shares
Use of Proceeds	We currently anticipate that the net proceeds from the sale of the common stock will be used for working capital and other general corporate purposes. See "Use of Proceeds" on page S-17.
Risk Factors	See "Risk Factors" beginning on page S-3 for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
NASDAQ Global Market symbol	VTSS

        The number of shares of our common stock to be outstanding after the offering assumes no exercise of the underwriters' over-allotment option and is based on 58,759,819 shares of our common stock outstanding as of June 6, 2014 and excludes:

  •
  2,967,617 shares of our common stock issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $7.67 per share;

  •
  2,376,856 shares of our common stock issuable upon the release of outstanding restricted stock units granted under our equity incentive plans with a weighted average grant date fair value of $2.62 per share;

  •
  7,298,372 shares of our common stock issuable upon conversion of $32.8 million principal amount of our 8.0% convertible debentures due October 2014 at a conversion price of $4.50 per share;

  •
  1,887,234 shares of our common stock issuable upon conversion of $9.3 million principal amount of our 9.0% convertible senior term loan due August 2016 at a conversion price of $4.95 per share;

  •
  1,812,918 shares of our common stock available for issuance or future grant pursuant to our equity incentive plan; and

  •
  3,359,529 shares of our common stock available for issuance pursuant to our employee stock purchase plan.

        Unless otherwise stated, the information in this prospectus supplement assumes that the underwriters have not exercised their option to purchase additional shares from us to cover over-allotments.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and related notes, before deciding whether to purchase shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the following risks could materially and adversely harm our business, financial condition or prospects. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

 Risks Relating to Our Business

We have experienced losses from operations and may experience future losses from operations.

        For the year ended September 30, 2013 and the six months ended March 31, 2014, we had a net loss of $22.1 million and $11.2 million, respectively. Due to general economic conditions and slowdowns in purchases of networking equipment, it continues to be difficult for us to predict the purchasing activities of our customers. We expect that our operating results will fluctuate substantially in the future and we may experience future losses from operations. In order to achieve and sustain profitability, we must achieve a combination of substantial revenue growth and/or a reduction in operating expenses.

If we are unable to accurately predict our future sales and to appropriately budget for our expenses, our operating results could be materially and adversely affected.

        The rapidly changing nature of the markets in which we sell our products limit our ability to accurately forecast quarterly and annual sales. Our sales cycle is often lengthy, particularly for larger transactions. As a result, we devote substantial time and effort and incur significant upfront expense in our sales efforts without any assurance that our efforts will result in a customer purchase. Therefore, it is often difficult to predict when, or even if, we will make a sale with a potential customer. Additionally, we make investment decisions and budget our expense levels based primarily on sales forecasts. Because a substantial portion of our expenses are fixed in the short term or are incurred in advance of anticipated sales, we may not be able to decrease our expenses in a timely manner to offset any shortfall of sales. Our operating results will be adversely affected if revenues fall below our expectations in a particular quarter, which could cause the price of our common stock to decline significantly.

Our quarterly revenues and operating results have fluctuated in the past and may fluctuate and be difficult to predict in the future, and such fluctuations could adversely affect our stock price.

        Our quarterly revenues and operating results have fluctuated significantly in the past, and we believe they may continue to do so. As a result, you should not rely on the results of any one quarter or fiscal period as an indication of future performance and period-to-period comparisons of our revenues and operating results may not be meaningful. This variability and unpredictability could result in our failure to meet our or our investors' or securities analysts' expectations for a particular period, resulting in a decline in the trading price of our common stock.

        Our quarterly operating results may fluctuate as a result of a variety of factors, including, among others, those described elsewhere in this section and those listed below, many of which are outside of our control.

  •
  Fluctuations in demand for network infrastructure equipment;

  •
  The timing of receipt, reduction or cancellation of significant orders and shipments;

  •
  Fluctuations in the levels of component inventories held by our customers and distribution partners;

  •
  The gain or loss of significant customers;

  •
  Significant changes in the type and mix of products being sold;

  •
  Increased competition from current and future competitors;

  •
  Market acceptance of our products and our customers' products;

  •
  Our ability to develop, introduce and market new products and technologies on a timely basis;

  •
  The availability and cost of products from our suppliers;

  •
  Reductions in the selling prices of our products;

  •
  Design changes to our products made by our customers;

  •
  New product and technology introductions by competitors;

  •
  Failure by third-party foundries and other subcontractors to manufacture, assemble, test and ship products on time;

  •
  Changes in third-party foundries' and other subcontractors' manufacturing capacity, utilization of their capacity and manufacturing yields;

  •
  Intellectual property disputes; and

  •
  The timing and extent of product development costs.

Our operating results may be adversely impacted by economic conditions and uncertainties in the markets we address, including the cyclical nature of and volatility in the semiconductor industry. As a result, the market price of our common stock may decline.

        We operate primarily in the semiconductor industry, which is cyclical and subject to rapid change and evolving industry standards. From time-to-time, the semiconductor industry has experienced significant and extended downturns. These downturns are characterized by decreases in product demand, excess customer inventories and accelerated erosion of prices. These factors could cause substantial fluctuations in our revenues and in our results of operations. Any downturns in the semiconductor industry may be severe and prolonged and any failure of the industry or wired and wireless communications markets to fully recover from downturns could seriously impact our revenues and harm our business, financial condition and results of operations. The semiconductor industry also periodically experiences increased demand and production capacity constraints which may affect our ability to manufacture and ship products. Accordingly, our operating results may vary significantly as a result of the general conditions in the semiconductor industry, which could cause large fluctuations in our stock price.

The lengthy life cycle of our products as well as the short life cycles of some of the end products for which our products are designed may leave us with obsolete or excess inventories, which could have an adverse impact on our operating profit and net income results.

        Many of our products have very long life cycles, often exceeding 10 years or more. These life cycles may be longer than what is typically supported by wafer and/or assembly manufacturers. Accordingly, we are sometimes subjected to end-of-life notices on certain materials and/or products provided by these manufacturers. This longer life cycle may impact our ability to continue to support certain products, forcing us to cease offering these products if we cannot obtain a replacement source of material. This longer life cycle may impact revenues and/or require us to incur additional costs to obtain alternative sources for these materials.

        Further, the life cycles of some of our products depend heavily upon the life cycles of the end products for which our products are designed. Products with short life cycles require us to manage production and inventory levels closely. Write-offs of obsolete or excess inventories resulting from unanticipated changes in the estimated total demand for our products and/or the estimated life cycles of the end products for which our products are designed may negatively affect our operating profit and net income results.

We have limited control over the indirect channels of distribution we utilize, which makes it difficult to accurately forecast orders and could result in the loss of certain sales opportunities.

        A portion of our sales is realized through independent resellers and distributors that are not under our control. For the year ended September 30, 2013 and the six months ended March 31, 2014, 52.7% and 55.0%, respectively, of our product revenues were through these entities. These independent sales organizations generally represent product lines offered by several companies and thus could reduce their sales efforts applied to our products or terminate their representation of us. Our revenues could be adversely affected if our relationships with resellers or distributors were to deteriorate or if the financial condition of one or more significant resellers or distributors were to decline.

        In addition, as our business grows, there may be an increased reliance on indirect channels of distribution. There can be no assurance that we will be successful in maintaining or expanding these indirect channels of distribution. This uncertainty could result in the loss of certain sales opportunities. Furthermore, our reliance on indirect channels of distribution may reduce visibility with respect to future business opportunities, thereby making it more difficult to accurately forecast orders.

        Further, we generally use the sell-through accounting policy model which recognizes revenue only upon shipment of the merchandise from our distributor to the final customer. Because we use the sell-through methodology, we may have variability in our revenue from quarter-to-quarter as customers have substantial flexibility to reschedule backlog with most of our distribution partners as part of their terms and conditions of sale.

Order or shipment cancellations or deferrals could cause reductions in our revenues or unplanned inventory growth resulting in excess inventory, which may adversely affect our operating results.

        We sell, and expect to continue selling, a significant number of products pursuant to purchase orders that customers may cancel or defer on short notice without incurring a significant penalty. If a customer cancels or defers product shipments or refuses to accept shipped products, we may incur unanticipated reductions or delays in recognizing revenues and be required to hold excess inventory. Holding excess inventory could reduce our profit margins by reducing sales prices or requiring inventory write-downs or write-offs for excess or obsolete inventory.

Our international sales and operations subject us to risks that could adversely affect our revenues and operating results.

        Sales to customers located outside the United States account for a significant percentage of our revenues. International sales constituted 78.3% of our net revenue in the six months ended March 31, 2014 and 72.6%, 65.2% and 63.3% of our net revenue in fiscal years 2013, 2012 and 2011, respectively. Development and customer support operations located outside the United States have historically accounted for a significant percentage of our operating expenses, and we anticipate that such operations will continue to account for a significant percentage of our expenses. International sales and operations involve a variety of risks and uncertainties, including risks related to:

  •
  Reliance on strategic alliance partners;

  •
  Compliance with changing foreign regulatory requirements and tax laws;

  •
  Difficulties in staffing and managing foreign operations;

  •
  Reduced protection for intellectual property rights in some countries;

  •
  Longer payment cycles to collect accounts receivable in some countries;

  •
  Political and economic instability and potential hostilities and changes in diplomatic and trade relationships;

  •
  Economic downturns in international markets and disruptions in capital and trading markets;

  •
  Wage inflation;

  •
  Currency risks;

  •
  Existing or future environmental laws and regulations;

  •
  Cultural differences in the conduct of business;

  •
  Natural disasters, acts of terrorism and war;

  •
  Changing restrictions imposed by United States export laws, including increasing restrictions based on security concerns; and

  •
  Competition from companies based in North America that have established significant international operations.

        Failure to successfully address these risks and uncertainties could adversely affect our international sales and operations, which could in turn have a material and adverse effect on our results of operations and financial condition.

If we are unable to develop and introduce new products successfully, keep abreast of the rapid technological changes in our market or achieve market acceptance of our new products, our revenues and operating results will be adversely affected.

        Our future success will depend on our ability to develop and timely introduce new, high-performance ICs and IC systems for existing and new markets and our success in developing and delivering these new products will depend on various factors, including our ability to:

  •
  Accurately predict market requirements, changes in technology and evolving industry standards;

  •
  Accurately define new products;

  •
  Expand our software capabilities in order to provide customers with complete product solutions;

  •
  Complete and introduce new products in a cost-effective and timely manner;

  •
  Qualify and obtain industry interoperability certification of our products and our customers' products into which our products will be incorporated, including the related software content included in our products or with which our products integrate;

  •
  Work with our wafer foundry, assembly, and probe and test subcontractors to achieve high manufacturing yields;

  •
  Convince leading communications equipment manufacturers to select these products; and

  •
  Gain market acceptance of our products and our customers' products.

        We may not have sufficient resources to make the substantial investment in research and development in order to develop and bring to market new and enhanced products or to improve and further develop the software content included in our products or their compatibility with systems in which our products integrate. Furthermore, we are required to continually evaluate expenditures for planned product development and to choose among alternative technologies based on our expectations of future market growth. We may be unable to timely develop and introduce new or enhanced products, our products may not satisfy customer requirements or achieve market acceptance, or we may be unable to anticipate new industry standards and technological changes. We also may not be able to respond successfully to new product announcements and introductions by competitors.

        There can be no assurance that we will be successful in developing and marketing these new or other future products. Our inability to develop and introduce new products successfully and in a timely manner could negatively affect our business and results of operations.

Demand for our products is dependent on demand for our customers' products.

        Our success will also depend on the ability of our customers to successfully develop new products and enhance existing products for the Carrier and Enterprise networking markets. These markets may not develop in the manner or in the time periods that our customers anticipate. If they do not, or if our customers' products do not gain widespread acceptance in these markets, our revenues and operating results may be materially and adversely affected.

Failure to accurately forecast market and customer demand for our products, or to quickly adjust to forecast changes, could adversely affect our business and financial results or operating efficiencies.

        Product introductions as well as plans for future products are based on our expectations regarding market demand and direction. If our expectations regarding market demand and direction are incorrect, the rate of development or acceptance of our current and next-generation solutions do not meet market demand and customer expectation, the sales of our legacy or current Carrier and Enterprise networking products decline more rapidly than we anticipate, or if the rate of decline continues to exceed the rate of growth of our new products, our revenues and operating results could be materially and adversely affected.

        Our ability to accurately forecast customer demand may also be impaired by the delays inherent in our lengthy sales cycle. After we have developed and delivered a product to a customer, our customers need time to test, evaluate and adopt our products and additional time to begin production of the equipment that incorporates our products. Due to this lengthy cycle, we may experience significant delays from the time we increase our operating expenses and make investments in inventory until the time that we generate revenues from these products. It is possible that we may never generate any revenues from these products after incurring such expenditures. Even if a customer selects our product to incorporate into their equipment or devices, we have no assurance that the customer will ultimately bring our product to market or that such effort by our customer will be successful. If we incur significant research and development expenses, marketing expenses and investments in inventory in the future that we are not able to recover, and our operating results could be adversely affected.

We are dependent on a small number of customers in a few industries for a significant amount of revenues. A decrease in sales to or the loss of one or more significant customers could adversely impact our revenues and results of operations.

        We focus our sales efforts on a small number of customers in the Carrier and Enterprise networking markets that require high-performance ICs. We intend to continue doing so in the future. Some of these customers are also our competitors. If any of our major customers were to delay orders of our products or stop buying our products, our business and financial condition would be severely affected. Additionally, if any of our customers are impacted by consolidation, experience financial difficulty, or are impacted by adverse economic conditions that would delay networking infrastructure upgrades, build-outs or new installations, we could experience increased competition for our products and downward pressure on the pricing of our products.

We depend on third-party wafer foundries and other suppliers and subcontract manufacturers to manufacture and test substantially all of our current products and any delays in materials or packaging, availability of manufacturing capacity, or failure to meet quality control requirements could have material adverse effects on our customer relationships, revenues and cash flows.

        Wafer fabrication for our products is outsourced to third-party silicon wafer foundry subcontractors, primarily TSMC and, to a lesser extent, GlobalFoundries, IBM, and TowerJazz Semiconductor. We depend on these third-party wafer foundries to allocate a portion of their manufacturing capacity sufficient to meet our needs and to produce wafers of acceptable quality in a timely manner. There are significant risks associated with our reliance on third-party foundries, including:

  •
  Lack of assured wafer supply, the potential for wafer shortages and possible increases in wafer prices;

  •
  Limited control over delivery schedules, manufacturing yields, product costs, and product quality; and

  •
  Unavailability of, or delays in, obtaining access to key process technologies.

        These risks and other risks associated with our reliance on third-party wafer foundries could materially and adversely affect our revenues, cash flows, operating results, and relationships with our customers.

        Our third-party wafer foundries fabricate products for other companies and, in certain cases, manufacture products of their own design. Historically, there have been periods in which there has been a worldwide shortage of wafer foundry capacity for the production of high-performance ICs such as ours. Instead of having long-term agreements with any of our third-party foundries, we subcontract our manufacturing requirements on a purchase order basis. As a result, it is possible that the capacity we may need in the future may not be available to us on acceptable terms, if at all.

        A significant portion of the manufacturing operations required for our products are located in Asia. These areas are subject to natural disasters including earthquakes, tsunamis and floods such as the earthquake and tsunami that occurred in Japan and the floods that occurred in Thailand that disrupted the global supply chain for components manufactured in those countries. A significant natural disaster or other catastrophic event could significantly disrupt our foundries' production capabilities and could result in our experiencing a significant delay in delivery or substantial shortage of wafers and possibly in higher wafer prices. Any supply disruption or business interruption could materially and adversely affect our business, financial condition and results of operations.

        If any of our foundries do not have adequate available capacity for us for any reason, we may encounter supply delays or disruptions, and we may need to qualify an alternative foundry. Our current foundries need to have new manufacturing processes qualified if there is a disruption in an existing process. We typically require several months to qualify a new foundry or process before we can begin shipping products from the new foundry. If we cannot accomplish this qualification in a timely manner, we may experience a significant interruption in supply of the affected products.

        In addition to third-party wafer foundries, we also depend on third-party subcontractors in Asia and the United States for the assembly, wafer probe and package testing of our products. As with the wafer foundries, any difficulty in obtaining parts or services from these subcontractors could affect our ability to meet scheduled product deliveries to customers, which could in turn have a material adverse effect on our customer relationships, revenues and operating results.

        These third-party subcontractors purchase materials used in the assembly process based on our forecast. In the event we fail to meet our obligations by placing purchase orders that are inconsistent with our forecast, we may be required to pay for material forecasted, but not ordered. This obligation may have an adverse effect on operating results and cash flows.

        As with wafer fabrication, worldwide assembly and testing capacity for our products is limited, and we are dependent on our suppliers to provide enough capacity in the correct mix to address all of our requirements. The master service agreements with our assembly subcontractors have provisions for the subcontractors to maintain inventory stocks based on forecasts, but these agreements do not include any guaranteed capacity provisions. As a result, it is possible that the capacity we will need in the future may not be available to us on acceptable terms, if at all, and we could experience shortages or assembly problems in the future. As part of our test outsourcing agreement, we consigned testing equipment to our test subcontractor. The availability of assembly and test services from these subcontractors could be materially and adversely affected in the event a subcontractor experiences financial difficulties or suffers any damage to their facilities.

If we do not achieve satisfactory manufacturing yields or quality, our business will be harmed because of increases in our business expenses.

        The fabrication of ICs is a highly complex and technically demanding process. Defects in designs, problems associated with transitions to newer manufacturing processes, and the inadvertent use of defective or contaminated materials can result in unacceptable manufacturing yields and performance. These problems are frequently difficult to detect in the early stages of the production process and can be time-consuming and expensive to correct once detected. Even though we procure all of our wafers from third-party foundries, we may be responsible for low yields when these wafers are tested against our quality control standards. In addition, defects in our existing or new products may require us to incur significant warranty, support and repair costs, and could divert the attention of our engineering personnel away from the development of new products.

        In the past, we have experienced difficulties in achieving acceptable probe and/or final test yields on some of our products, particularly with new products, which frequently involve new manufacturing processes and smaller geometry features than previous generations. Decreased yields can result in higher unit costs, shipment delays and increased expenses associated with resolving yield problems. Because we also estimate yields to value work-in-process inventory, yields below our estimates may require us to increase the value of inventory and related reserves reflected on our financial statements. Poor manufacturing yields, defects or other performance problems with our products could adversely affect our ability to provide competitively priced products and our operating results.

Defects, errors, or failures in our products could result in higher costs than we expect and could harm our reputation and adversely affect our revenues and level of customer satisfaction.

        Due to the highly complex nature of our products, on occasion an undetected defect, error, or failure may occur when one of our products is deployed in the field. The occurrence of defects, errors, or failures in our products could result in cancellation of orders, product returns, increased warranty expense, and the loss of, or delay in, market acceptance of our IC solutions. Our customers could, in turn, bring legal actions against us, resulting in the diversion of our resources, legal expenses and judgments, fines or other penalties, or losses. Any of these occurrences could adversely affect our business, results of operations and financial condition.

We face significant emerging and existing competition and, therefore, may not be able to maintain our market share or may be negatively impacted by competitive pricing practices.

        The markets for our products are intensely competitive and subject to rapid technological advancement in design technology, wafer manufacturing techniques and alternative networking technologies. Our competitors have increasingly frequent opportunities to supplant our products in next-generation systems because of shortened product life and design cycles in many of our customers' products. Our customers may substitute use of our products in their next-generation equipment with those of current or future competitors. Our customers may choose to internally design and develop products for themselves.

        In the communications market, which includes our Carrier and Enterprise network markets, competitors include Applied Micro Circuit, Broadcom, Cortina Systems, Marvell Technology Group, and PMC-Sierra. In the signal integrity market, our competitors include Maxim Integrated Products, Semtech, and Texas Instruments. Larger competitors in our market have acquired both mature and early stage companies with advanced technologies. These acquisitions could enhance the ability of larger competitors to obtain new business that we might have otherwise won. In addition, we are aware of smaller privately-held companies that focus on specific portions of our range of products. Over the next few years, we expect additional competitors, some of which may have greater financial and other resources than we have, to enter the market with new products. These companies, individually and collectively, represent future competition during the design stage and in subsequent product sales.

We must keep pace with rapid technological change and evolving industry standards in order to grow our revenues and our business.

        We sell products in markets that are characterized by rapid technological changes in product technologies, process technologies and software, including evolving industry standards, frequent new product introductions, short product life cycles, and increasing demand for higher levels of integration, smaller process geometries, and increasing levels of software content. We believe that our success, to a large extent, depends on our ability to adapt to these changes, to continue to improve our product technologies, and to develop new products and technologies to maintain our competitive position. Our failure to accomplish any of these objectives could have a negative impact on our business and financial results. If new industry standards emerge, our products or our customers' products could become unmarketable or obsolete, and we could lose market share. We may also have to incur substantial unanticipated costs to comply with these new standards.

        Development costs for new product technologies continue to increase. We may incur substantially higher research and development costs for next-generation products, as these products are typically more complex and must be implemented in more advanced wafer fabrication processes and assembly technologies.

Our operating results may be adversely impacted by worldwide political and economic conditions and uncertainties. As a result, the market price of our common stock may decline.

        Recent general worldwide economic conditions have included slower economic activity, an increase in bankruptcy filings, concerns about inflation and deflation, increased energy costs, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions, liquidity concerns in the wired and wireless communications markets, international conflicts, terrorist and military activity, and the impact of natural disasters and public health emergencies. These conditions make it extremely difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and these conditions have caused, and may continue to cause, United States and foreign businesses to slow spending on products such as ours, which delays and lengthens sales cycles. We cannot predict the timing, strength or duration of any slowdown or subsequent recovery in the worldwide economy, the semiconductor industry or the wired and wireless communications markets. If the economy or markets in which we operate do not return to historical levels, our business, financial condition and results of operations will likely be materially and adversely affected.

Our business is subject to environmental regulations that could increase our operating expenses.

        We are subject to a variety of federal, state, local and country-specific environmental regulations relating to the use, storage, discharge, and disposal of toxic, volatile and other hazardous chemicals used in our design process. In some circumstances, these regulations may require us to fund remedial action regardless of fault. Consequently, it is often difficult to estimate the future impact of environmental matters, including the potential liabilities associated with chemicals used in our design process. If we fail to comply with these regulations, we could be subject to fines or be required to suspend or cease our operations. In addition, these regulations may restrict our ability to expand operations at our present locations in the United States and worldwide or require us to incur significant compliance related expenses.

        Laws and regulations have been enacted in several jurisdictions in which we sell our products, including various European Union ("EU"), member countries. For example, the RoHS directive, an EU regulation, restricts the use of certain hazardous substances, including lead, used in the construction of component parts of electrical and electronic equipment. We believe that our products comply with the RoHS directive; however, if we fail to comply with these regulations in the future we may be forced to recall products and cease their manufacture and distribution, and we could be subject to civil or criminal penalties. We may incur increased manufacturing costs, and some products may be subject to production delays to comply with future legislation which implements this directive, but we cannot currently estimate the extent of such increased costs or production delays, if any. To the extent that any such cost increases or delays are substantial, our operating results could be materially adversely affected. Also, we are aware that lead times for new, compliant components are longer and that older, non-compliant components are being discontinued at a fast pace. We or our customers may be impacted by shortages if parts that comply with the RoHS directive are not available.

        Similar legislation may be enacted in other countries or regions where we sell our products. We will need to ensure that we comply with these laws and regulations as they are enacted, and that our subcontractors also comply with these laws and regulations. If we or our subcontractors fail to comply with the legislation, our customers may refuse or be unable to purchase our products, which could harm our business, operating results and financial condition. If we have to make significant capital expenditures to comply with environmental laws, or if we are subject to significant expenses in connection with a violation of these laws, our business, operating results and financial condition could be materially and adversely affected.

If we are not successful in protecting our intellectual property rights, our ability to compete or maintain market share may be harmed.

        We rely on a combination of patent, copyright, trademark, and trade secret protections, as well as confidentiality agreements and other methods, to protect our proprietary technologies and processes. For example, we enter into confidentiality agreements with our employees, consultants and business partners, and control access to, and distribution of our proprietary information. As of September 30, 2013, we held 84 United States patents and 19 foreign patents, as well as 22 patent applications pending in the United States and 28 foreign applications pending for various aspects of design and process innovations.

        However, despite our efforts to protect our intellectual property, we cannot assure you that:

  •
  Steps we take to prevent misappropriation or infringement of our intellectual property will be successful;

  •
  Any existing or future patents will not be challenged, invalidated or circumvented;

  •
  Any pending patent applications or future applications will be approved;

  •
  Others will not independently develop similar products or processes to our, or design around our, patents; or

  •
  Any of the measures described above will provide meaningful protection.

        Further, we do not file patent applications on a worldwide basis, meaning we do not have patent protection in some jurisdictions. It may be possible for a third-party, including our licensees, to misappropriate our copyrighted material or trademarks. It is possible that existing or future patents may be challenged, invalidated or circumvented and effective patent, copyright, trademark, and trade secret protection may be unavailable or limited in foreign countries. It may be possible for a third-party to copy or otherwise obtain and use our products or technology without authorization, develop similar technology independently or design around our patents in the United States and in other jurisdictions. It is also possible that some of our existing or new licensing relationships will enable other parties to use our intellectual property to compete against us. Legal actions to enforce intellectual property rights tend to be lengthy and expensive and the outcome often is not predictable. As a result, despite our efforts and expenses, we may be unable to prevent others from infringing upon or misappropriating our intellectual property, which could harm our business. In addition, practicality also limits our assertion of intellectual property rights. Patent litigation is expensive and its results are often unpredictable. Assertion of intellectual property rights often results in counterclaims for perceived violations of the defendant's intellectual property rights and/or antitrust claims. Certain parties, after receipt of an assertion of infringement will cut off all commercial relationships with the party making the assertion, thus making assertions against suppliers, customers, and key business partners risky. If we forgo making such claims, we may run the risk of creating legal and equitable defenses for an infringer.

        Certain of our software (as well as that of our customers) may be derived from so-called "open source" software that is generally made available to the public by its authors and/or other third parties. Open source software is made available under licenses that impose certain obligations on us in the event we were to distribute derivative works of the open source software. These obligations may require us to make source code for the derivative works available to the public, and/or license such derivative works under a particular type of license, rather than the forms of license customarily used to protect our intellectual property. While we believe we have complied with our obligations under the various applicable licenses for open source software, in the event that the copyright holder of any open source software were to successfully establish in court that we had not complied with the terms of a license for a particular work, we could be required to release the source code of that work to the public and/or stop distribution of that work if the license is terminated.

We may be subject to claims of infringement of third-party intellectual property rights or demands that we license third-party technology, which could result in significant expense and loss of our proprietary rights.

        The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights. As is common in the industry, from time-to-time, third parties have asserted patent, copyright, trademark, and other intellectual property rights to technologies that are important to our business and have demanded that we license their patents and technology. To date, we have not believed it necessary to license any of the rights referred to in such claims. We expect, however, that we will continue to receive such claims in the future, and any litigation to determine their validity, regardless of our merit or resolution, could be costly and divert the efforts and attention of our management and technical personnel. We also may be required to defend and indemnify customers against claims of infringement of third-party intellectual property rights, which could result in significant expense. Our recent efforts to license our intellectual property to third-parties may also increase the potential for others to initiate claims against us. We cannot assure that we would prevail in such disputes given the complex technical issues and inherent uncertainties in intellectual property litigation. The resolution or compromise of any litigation or other legal process to enforce such alleged third-party rights, including claims arising through our contractual indemnification of our customers, or claims challenging the validity of our patents, regardless of its merit or resolution, could be costly and divert the efforts and attention of our management and technical personnel. If such litigation were to result in an adverse ruling we could be required to:

  •
  Pay substantial damages;

  •
  Discontinue the use of infringing technology, including ceasing the manufacture, use or sale of infringing products;

  •
  Expend significant resources to develop non-infringing technology;

  •
  Pay substantial damages to our customers or end users to discontinue use or replace infringing technology with non-infringing technology; or

  •
  License technology from the party claiming infringement, which license may not be available on commercially reasonable terms.

        Litigation resulting in any of the above could materially and adversely affect our business, financial condition and operating results.

We are subject to United States Customs and Export Regulations.

        We are subject to United States Customs and Export Regulations, including United States International Traffic and Arms Regulations and similar laws, which collectively control import, export and sale of technologies by United States companies. Failure to comply with such regulations may result in civil and criminal enforcement, including monetary fines and possible injunctions against shipment of product, which could have a material adverse impact on our results of operations and financial condition.

Our success depends on our ability to attract and retain qualified personnel.

        A small number of key executive officers manage our business. Their departure could have a material adverse effect on our operations. We believe that our future success will also depend, in large part, on our continued ability to attract and retain highly-qualified technical sales and marketing personnel, design and application engineers, as well as senior management. We believe that there is, and will continue to be, intense competition for qualified personnel in the semiconductor industry as the emerging broadband wireless and wire line communications markets develop, and we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining highly-

qualified manufacturing personnel, technical sales and marketing personnel, design and application engineers, as well as senior management. The loss of the services of one or more of our key employees or our inability to attract, retain and motivate qualified personnel could have a material effect on our ability to operate our business. We do not presently maintain key-man life insurance for any of our key executive officers.

The effectiveness of disclosure controls is inherently limited.

        We do not expect that our disclosure controls and procedures, or our internal control over financial reporting, will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system objectives will be met. The design of a control system must also reflect applicable resource constraints, and the benefits of controls must be considered relative to their costs. As a result of these inherent limitations, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. Failure of the control systems to prevent error or fraud could materially adversely impact our financial results and our business.

Risks Relating to this Offering

Purchasers in this offering will experience immediate dilution in the net tangible book value of their investment.

        Purchasers of our common stock in this offering will experience an immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value of each share of common stock outstanding immediately after this offering. Our net tangible book value as of March 31, 2014 was approximately $3.6 million, or approximately $0.06 per share of common stock. See "Dilution" in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

        Our management will have broad discretion to use our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds of this offering in ways that increase the value of your investment. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

        Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our common stock.

We do not intend to pay dividends for the foreseeable future.

        We have never paid cash dividends on our common stock and have no present plans to pay cash dividends. We intend to retain all future earnings for use in our business.

We have significant debt in the form of our Term A Loan, Term B Loan and 2014 Debentures.

        As of March 31, 2014, we had outstanding $17.2 million in original principal of our senior term loans (the "Term A Loan" and "Term B Loan") with certain lenders for which Whitebox VSC, Ltd. serves as agent, and $32.8 million of our 8.0% Convertible Second Lien Debentures Due 2014 (the "2014 Debentures"). Our Term A Loan and Term B Loan bear interest at a fixed rate of 9.0% per annum, payable quarterly in arrears, and have a maturity date of August 31, 2016, and our 2014 Debentures bear interest at a fixed rate of 8.0% per annum, payable semi-annually in arrears, and have a maturity date of October 30, 2014. We intend to use our existing cash to repay our 2014 Debentures on or before their maturity in October 2014, which will achieve our objective of reducing our outstanding indebtedness but will also reduce our cash balances. While we believe that our existing sources of liquidity, along with cash expected to be generated from product sales, will be sufficient to fund our operations for at least the next 12 months after repayment of the 2014 Debentures, this ultimately may not be the case. If we incur operating losses and negative cash flows in the future, we may need to further reduce our operating costs or obtain alternate sources of financing, or both. We may need additional capital in the future and may not have access to additional sources of capital on favorable terms or at all. If we raise additional funds through the issuance of equity-based or debt securities, such securities may have rights, preferences or privileges senior to those of our common stock and our stockholders may experience dilution of their ownership interests.

Our operating and financial flexibility is limited by the terms of the agreements governing our Term A and Term B Loans and the indenture governing our 2014 Debentures.

        The loan agreement governing our Term A Loan and Term B Loan and the indenture governing our 2014 Debentures contain financial and other covenants that may limit our ability to, or prevent us from, taking certain actions that we believe are in the best interests of our business and our stockholders. For example, the loan agreement and the indenture contain covenants that limit our ability, among other things, to:

  •
  incur additional indebtedness;

  •
  pay dividends or make distributions to our stockholders;

  •
  repurchase or redeem our stock;

  •
  make investments;

  •
  grant liens;

  •
  make capital expenditures;

  •
  enter into transactions with our stockholder and affiliates;

  •
  enter into hedging agreements;

  •
  sell assets;

  •
  maintain less than $8.0 million of unrestricted cash;

  •
  allow consolidated revenue for any fiscal quarter to be less than $10.0 million; and

  •
  acquire the assets of, or merge or consolidate with, other companies.

        A breach of any of these covenants could result in a default under the loan agreement or the indenture or both, in which event our lenders could elect to declare all amounts outstanding to be immediately due and payable. If the lenders require immediate repayment, and we do not have sufficient funds to repay them in full, substantially all of our assets secure our obligations under the

Term A Loan, Term B Loan and 2014 Debentures, and assets may be sold to pay those obligations, which could severely harm our business.

Our stockholders will experience significant dilution in connection with the conversion of our 2014 Debentures and our Term B Loan.

        As of March 31, 2014, we had outstanding $32.8 million of 2014 Debentures and $9.3 million of Term B Loan, which indebtedness is convertible into shares of our common stock at a price of $4.50 per share and $4.95 per share, respectively. Full conversion of the currently outstanding 2014 Debentures and Term B Loan would result in the issuance of 9,185,606 shares of common stock. The conversion of our 2014 Debentures and Term B Loan could have a significant dilutive impact on the ownership rights of our stockholders.

The holders of our 2014 Debentures can convert their debt into common stock and own a significant percentage of our voting securities, which would give these holders significant influence over us and enable them to act in a manner with which other stockholders may disagree or that is not necessarily in the interests of other stockholders.

        As of March 31, 2014, we had outstanding $32.8 million of 2014 Debentures convertible at a price of $4.50 per share into an aggregate of 7,298,372 shares of our common stock. If all of the 2014 Debentures converted into common stock, those shares would represent 11.1% of our outstanding common stock as of March 31, 2014. Some of the holders of our 2014 Debentures also may hold shares of our common stock. If the holders of our 2014 Debentures convert their debt into common stock, they would own a significant percentage of our voting securities and would have significant influence over all matters submitted to the stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. These security holders may have interests that are different from our other stockholders. For example, the holders of the 2014 Debentures may support proposals and actions with which other stockholders may disagree or which are not in their interests. In addition, their combined ownership of common stock and 2014 Debentures could motivate them to support a sale of Vitesse at a price that is not attractive to many other stockholders. Furthermore, the concentration of ownership could delay or prevent a change in control of Vitesse or otherwise discourage a potential acquirer from attempting to obtain control of Vitesse, which in turn could reduce the price of our common stock.

The price of our common stock may fluctuate significantly.

        The price of our common stock is volatile and may fluctuate significantly. There can be no assurance as to the prices at which our common stock will trade or that an active trading market in our common stock will be sustained in the future. The market price at which our common stock trades may be influenced by many factors, including:

  •
  Our operating and financial performance and prospects, including our ability to achieve sustained profitability;

  •
  The depth and liquidity of the market for our common stock which can impact, among other things, the volatility of our stock price and the availability of market participants to borrow shares;

  •
  Investor perception of us and the industry in which we operate;

  •
  The level of research on our company;

  •
  Changes in earnings estimates or buy/sell recommendations by analysts;

  •
  The issuance and sale of additional shares of common stock;

  •
  General financial and other market conditions; and

  •
  Domestic and international economic conditions.

        In addition, public stock markets have experienced, and may in the future experience, extreme price and trading volume volatility, particularly in the technology sectors of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons frequently unrelated to or disproportionately impacted by the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock.

Provisions in our organizational documents and Delaware law will make it more difficult for someone to acquire control of us.

        Our restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law contain several provisions that would make more difficult an acquisition of control of us in a transaction not approved by our board of directors. Our restated certificate of incorporation and amended and restated bylaws include provisions such as:

  •
  The ability of our board of directors to issue shares of our preferred stock in one or more series without further authorization of our stockholders;

  •
  A prohibition on stockholder action by written consent; and

  •
  A requirement that stockholders provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders.

        In addition to the provisions in our restated certificate of incorporation and amended and restated bylaws, Section 203 of the Delaware General Corporation Law generally provides that a corporation shall not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder, unless a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder or specified stockholder approval requirements are met.

Our ability to use our net operating losses ("NOLs") and other tax attributes to offset future taxable income is limited and could be limited further by an ownership change and/or decisions by California and other states to suspend the use of NOLs.

        We have significant NOLs and research and development tax credits available to offset our future United States federal and state taxable income. Our ability to utilize our NOLs and other tax attributes are subject to significant limitations under Section 382 of the Internal Revenue Code (and applicable state law) resulting from ownership changes and may in the future be subject to additional limitations under Section 382 if we undergo further ownership changes. Section 382 imposes an annual limitation (based upon our value at the time of the ownership change, as determined under Section 382 of the Internal Revenue Code) on the amount of taxable income a corporation may offset with NOLs. Section 382 also limits our ability to use research and development tax credits. In addition, if the tax basis of our assets exceeded the fair market value of our assets at the time of an ownership change, Section 382 could also limit our ability to use amortization of capitalized research and development and goodwill to offset taxable income for the first five years following an ownership change. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOLs. As a result, our inability to utilize these NOLs, credits or amortization as a result of any ownership changes could adversely impact our operating results and financial condition.

        In addition, California and certain states have suspended use of NOLs for certain taxable years and other states are considering similar measures. As a result, we may incur higher state income tax expense in the future. Depending on our future tax position, continued suspension of our ability to use NOLs in states in which we are subject to income tax could have an adverse impact on our operating results and financial condition.

The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future. This volatility may impair our ability to finance strategic transactions with our stock and otherwise harm our business.

        Our stock price is likely to experience significant volatility in the future as a result of numerous factors outside our control. Significant declines in our stock price may interfere with our ability to raise additional funds through equity financing or to finance strategic transactions with our stock. We have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. In addition, there may be increased risk of securities litigation following periods of fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by the recent worldwide financial crisis could have the effect of diverting management's attention and could materially harm our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

  •
  our expectations regarding our future operating results or financial performance;

  •
  our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

  •
  the timing and success of our research and development efforts;

  •
  our ability to commercialize and achieve market acceptance of new products that we may develop;

  •
  our ability to successfully acquire and integrate other businesses into our operations; and

  •
  our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others.

        In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading "Risk Factors" contained in this prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," completely and with the understanding that our actual future results may be materially different from what we expect.

 USE OF PROCEEDS

        We estimate the net proceeds to us from the sale to the public of            shares of our common stock in this offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option in full, we estimate the net proceeds to us from this offering will be approximately $         million.

        We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short-term, interest bearing, investment-grade and U.S. government securities.

 PRICE RANGE OF COMMON STOCK

        Our common stock is listed on The NASDAQ Global Market under the symbol "VTSS." The following table sets forth the high and low sales prices of our common stock on The NASDAQ Global Market for the periods indicated.

	Price Per Share
	High	Low
Year Ended September 30, 2012
First Quarter	$2.95	$2.08
Second Quarter	4.13	2.44
Third Quarter	3.71	2.13
Fourth Quarter	2.75	1.91
Year Ended September 30, 2013
First Quarter	$2.48	$1.75
Second Quarter	2.36	1.84
Third Quarter	2.98	1.96
Fourth Quarter	3.09	2.46
Year Ending September 30, 2014
First Quarter	$3.13	$2.42
Second Quarter	4.69	2.89
Third Quarter (through June 10, 2014)	4.54	3.17

        On June 5, 2014, we had approximately 1,039 holders of record of our common stock.

DIVIDENDS

        We have never declared any dividends on our common stock and have no present plans to pay cash dividends. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. Furthermore, under the terms of our senior term loans and the indenture governing our convertible debentures, we may not pay any cash dividends on our common stock without the written consent of our lenders and debenture holders. Any future determination relating to our dividend policy will be made at the discretion of our board of directors, based on our financial condition, results of operation, contractual restrictions, capital requirements, prospects and other factors our board of directors may deem relevant.

 DILUTION

        The net tangible book value of our common stock as of March 31, 2014 was approximately $3.6 million, or approximately $0.06 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. After giving effect to an assumed sale by us of 5,479,452 shares of common stock in this offering at an assumed offering price of $3.65 per share (the last reported sale price of our common stock on The NASDAQ Global Market on June 10, 2014) and after deducting the estimated underwriting discount and estimated offering expenses payable by us, our net tangible book value as of March 31, 2014 would have been approximately $22.0 million, or $0.34 per share. This represents an immediate increase in net tangible book value of $0.28 per share to existing stockholders and an immediate dilution of $3.31 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Assumed public offering price per share		$3.65
Net tangible book value per share as of March 31, 2014	$0.06
Increase per share attributable to new investors after giving effect to the offering	0.28

Net tangible book value per share after giving effect to the offering		0.34

Dilution in net tangible book value per share to new investors		$3.31

        A $1.00 increase or decrease in the assumed public offering price of $3.65 per share would increase or decrease our net tangible book value per share after giving effect to the offering by approximately $0.08 per share and the dilution in net tangible book value per share to new investors in this offering by approximately $0.92 per share, assuming that the number of shares offered by us, as set forth above, remains the same and after deducting the estimated underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering from the assumed number of shares set forth above. An increase of 1,000,000 shares in the number of shares offered by us from the assumed number of shares set forth above would increase our net tangible book value per share after giving effect to the offering by approximately $0.05 per share, and decrease the dilution in net tangible book value per share to new investors in this offering by approximately $0.05 per share, assuming that the assumed public offering price remains the same and after deducting the estimated underwriting discount and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares in the number of shares offered by us from the assumed number of shares set forth above would decrease our net tangible book value per share after giving effect to the offering by approximately $0.05 per share, and increase the dilution in net tangible book value per share to new investors in this offering by approximately $0.05 per share, assuming that the assumed public offering price remains the same and after deducting the estimated underwriting discount and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

        If the underwriters' over-allotment option is exercised in full to purchase            additional shares of common stock in this offering, based upon a public offering price of $            , the net tangible book value per share after giving effect to the offering would be $            per share, the increase in the net tangible book value per share to existing stockholders would be $            per share and the dilution to the new investors would be $            per share.

        The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options and warrants or the conversion of convertible debt having a per share exercise price or conversion price less than the offering price per share in this offering, or the issuance of shares upon conversion of series B preferred stock or the release of shares upon vesting of restricted stock units.

        The foregoing table is based upon 58,715,634 shares outstanding as of March 31, 2014 and excludes:

  •
  3,014,409 shares of our common stock issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $7.67 per share;

  •
  2,393,532 shares of our common stock issuable upon the release of outstanding restricted stock units granted under our equity incentive plans with a weighted average grant date fair value of $2.61 per share;

  •
  7,298,372 shares of our common stock issuable upon conversion of $32.8 million principal amount of our 8.0% convertible debentures due October 2014 at a conversion price of $4.50 per share;

  •
  1,887,234 shares of our common stock issuable upon conversion of $9.3 million principal amount of our 9.0% convertible senior term loan due August 2016 at a conversion price of $4.95 per share;

  •
  1,793,827 shares of our common stock available for issuance or future grant pursuant to our equity incentive plan; and

  •
  3,359,529 shares of our common stock available for issuance pursuant to our employee stock purchase plan.

CAPITALIZATION

        The following table sets forth capitalization as of March 31, 2014:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the sale of            shares of common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

        You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

	Actual	As Adjusted
	(In thousands, except per share amounts)
Cash and cash equivalents	$48,201	$

Current portion of debt, net(1)	$32,031		$32,031

Long-term debt, net(1)	$16,243		$16,243
Stockholders' equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares outstanding	—		—
Common stock, $0.01 par value: 250,000 shares authorized; 58,716 shares outstanding	587
Additional paid-in-capital	1,894,305
Accumulated deficit	(1,887,530)		(1,887,530)

Total stockholders' equity	7,362

Total capitalization	$23,605	$

(1)
Current portion of debt, net, representing our convertible subordinated debt, reflects $812 thousand of unamortized debt discount. Long-term debt, net, representing our Term A Loan and Term B Loan, reflects $82 thousand and $874 thousand of unamortized debt discount, respectively. In accordance with ASC 470-20, the allocated value of the features to convert the debt into common stock is reported as a component of stockholders' equity. The debt is reported at a discount to the face amount resulting in a decrease in the amount of debt with an increase in equity reported in our financial statements. The amount of debt reported will accrete up to the face amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay. The aggregate principal amount of our outstanding debt as of March 31, 2014 is $50.0 million.

 UNDERWRITING

        We have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC is acting as representative of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC
Craig-Hallum Capital Group LLC
The Benchmark Company, LLC
Northland Securities, Inc.

Total

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

        The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof.

        We have granted an option to the underwriters to purchase up to          additional shares of common stock at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown.

        The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $            per share. After the offering to the public, the offering price and other selling terms may be changed by the representative.

        The following table shows the per share and total underwriting discount to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

Total
	Per Share	No Exercise	Full Exercise
Paid by us	$	$	$

        We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $230,000, which includes approximately $100,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred by them in connection with this offering.

        In no event will the total amount of compensation paid to any member of the Financial Industry Regulatory Authority, Inc. upon completion of this offering exceed 8.0% of the maximum gross proceeds of the offering.

        We have agreed not to offer, sell, contract to sell, pledge, grant options to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. This agreement does not apply to any existing employee benefit plans. Our directors and executive officers have agreed not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Needham & Company, LLC waives, in writing, such an extension.

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

        Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including "passive" market making transactions as described below.

        These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market, or otherwise.

        In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on The NASDAQ

Global Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

  •
  a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

  •
  net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

  •
  passive market making bids must be identified as such.

        Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

        The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

 LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. Pillsbury Winthrop Shaw Pittman LLP, San Francisco and Palo Alto, California, is acting as counsel for the underwriters in connection with certain legal matters relating to the shares of common stock offered by this prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule as of September 30, 2013 and 2012 and for each of the three years in the period ended September 30, 2013 and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2013 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Vitesse Semiconductor Corporation. The SEC's Internet site can be found at www.sec.gov.

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-31614):

  •
  our Annual Report on Form 10-K for our fiscal year ended September 30, 2013 (filed on December 5, 2013);

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013 (filed on February 4, 2014); and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 (filed on May 6, 2014);

  •
  our Current Reports on Form 8-K, dated November 5, 2013 (filed on November 7, 2013); dated December 23, 2013 (filed on December 24, 2013); dated February 19, 2014 (filed on February 21, 2014); and dated May 8, 2014 (filed on May 14, 2014); and

  •
  the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on November 8, 1991, including any amendments or reports filed for the purpose of updating such description.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of this prospectus supplement until the completion or termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus supplement. This prospectus supplement does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be obtained without charge at the website maintained by the SEC at www.sec.gov, or may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from that office upon payment of the fees prescribed by the SEC.

        We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus supplement, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Vitesse Semiconductor Corporation, 4721 Calle Carga, Camarillo, California 93012; telephone number (805) 388-3700.

PROSPECTUS

VITESSE SEMICONDUCTOR CORPORATION

$75,000,000
Common Stock
Preferred Stock
Warrants
Units
Debt Securities

        From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus, including common stock and preferred stock, warrants exercisable for common stock or preferred stock, units of common stock, preferred stock or warrants, in combination, and various series of debt securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

        We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

        Our common stock is traded on The Nasdaq Global Market under the symbol "VTSS." On December 5, 2013, the last reported sale price of our common stock on The Nasdaq Global Market was $2.79.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2014.

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock and various series of debt securities in one or more offerings, up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, the terms "we," "our," "us," "our company," and "Vitesse" refer to Vitesse Semiconductor Corporation and its subsidiaries.

 VITESSE SEMICONDUCTOR CORPORATION

        Vitesse Semiconductor Corporation is a leading supplier of high-performance integrated circuits, or ICs, that are utilized primarily by manufacturers of networking systems for Carrier and Enterprise networking applications. We design, develop, and market a diverse portfolio of high-performance, low-power, and cost-competitive networking and connectivity IC solutions. For more than 30 years, we have been a leader in the adoption of new technologies in Carrier and Enterprise networking.

        We were incorporated in Delaware in 1987. Our principal executive offices are located at 741 Calle Plano, Camarillo, California 93012, and our telephone number at this location is (805) 388-3700. Our website address is www.vitesse.com. The information on our website is not a part of this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

  •
  our expectations regarding our future operating results or financial performance;

  •
  our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

  •
  the timing and success of our research and development efforts;

  •
  our ability to commercialize and achieve market acceptance of new products that we may develop;

  •
  our ability to successfully acquire and integrate other businesses into our operations; and

  •
  our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others.

        In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes", "could", "estimates", "expects", "intends", "may", "plans", "potential", "predicts", "projects", "should", "will", "would" as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," completely and with the understanding that our actual future results may be materially different from what we expect.

THE SECURITIES WE MAY OFFER

        We may offer shares of our common stock and preferred stock, warrants exercisable for common stock or preferred stock, units of common stock, preferred stock or warrants, in combination, and various series of debt securities, with a total value of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity, if applicable;

  •
  original issue discount, if any;

  •
  rates and times of payment of interest or dividends, if any;

  •
  redemption, conversion, exercise, exchange or sinking fund terms, if any;

  •
  ranking;

  •
  restrictive covenants, if any;

  •
  voting or other rights, if any;

  •
  conversion prices, if any; and

  •
  important United States federal income tax considerations.

        The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, voting rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates. We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series.

        If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Warrants.    We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued as a unit;

  •
  if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

        The applicable prospectus supplement will describe the specific terms of any warrant units.

        The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Where You Can Find More Information."

        Description Of Units.    As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units will be issued in fully registered or global form.

        The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find More Information."

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior debt or as senior convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the forms of indentures and forms of debt securities containing the terms of the debt securities being offered.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

	For the Fiscal Year Ended September 30,
	2013		2012		2011		2010		2009
Ratio of earnings to fixed charges		(1)		(1)		(1)		(1)		(1)

(1)
For the fiscal years ended September 30, 2013, 2012, 2011, 2010, and 2009 we had a deficiency of earnings available to cover fixed charges of $22,626,000, $1,286,000, $15,430,000, $18,655,000, and $195,644,000, respectively.

        For purposes of calculating these ratios, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preference security dividend requirements of our consolidated subsidiaries.

        In addition, for the periods presented above, we did not have outstanding preferred securities that required us to pay any preferred security dividends. As a result, our ratios of earnings to combined fixed charges and preference dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and other general corporate purposes, and for product development. We also may use a portion of the proceeds to finance potential acquisitions and investments in companies or products that are complementary to our business if and when suitable opportunities arise; however, we currently have no commitments or agreements with respect to any such transactions. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 250,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of November 29, 2013, there were 57,545,025 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find More Information."

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. Shares of our common stock outstanding, and to be issued, are, and will be, fully paid and non-assessable.

Preferred Stock

        Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Shares of our preferred stock, if issued, will be, fully paid and non-assessable.

        We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price;

  •
  the dividend rate, period and payment date and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  preemptive rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Equity Compensation Plans

        As of September 30, 2013, there were 9,977,571 shares of common stock reserved for issuance under our equity compensation plans, as follows:

  •
  4,500,136 shares were reserved for issuance pursuant to awards that may be granted in the future under our Vitesse Semiconductor Corporation 2013 Incentive Plan;

  •
  4,751,421 shares were reserved for issuance upon exercise of outstanding options and vesting of restricted stock units that were previously granted under our equity compensation plans; and

  •
  726,014 shares were reserved for issuance pursuant to stock purchases made under our 2011 Employee Stock Purchase Plan.

Section 203 of the General Corporation Law of the State of Delaware

        We are subject to Section 203 of DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Limited, P.O. Box 43078, Providence, RI 02940-3078, and its telephone number is (877) 373-6374. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities, in one or more series, as either senior or senior convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We have filed a form of senior indenture as an exhibit to this registration statement, which includes this prospectus. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to the trustee under the senior indenture. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

        The following summaries of material provisions of the senior debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities.

General

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

  •
  the maturity date;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

    •
    issue additional securities;

    •
    create liens;

    •
    pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

    •
    redeem capital stock;

    •
    place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

    •
    make investments or other restricted payments;

    •
    sell or otherwise dispose of assets;

    •
    enter into sale-leaseback transactions;

    •
    engage in transactions with stockholders and affiliates;

    •
    issue or sell stock of our subsidiaries; or

    •
    effect a consolidation or merger.

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of any material United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  the applicability of the provisions in the indenture on discharge;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Debt Securities—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of any series of debt securities can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in New York City as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of California, except to the extent that the Trust Indenture Act of 1939 is applicable.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;

  •
  we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

        There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the common stock on The Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403.

EXPERTS

        The consolidated financial statements and schedule as of September 30, 2013 and 2012 and for each of the three years in the period ended September 30, 2013 and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Vitesse Semiconductor Corporation. The SEC's Internet site can be found at www.sec.gov.

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-31614):

  •
  our Annual Report on Form 10-K for our fiscal year ended September 30, 2013 (filed on December 5, 2013);

  •
  our current Report on Form 8-K, dated November 5, 2013 (filed November 7, 2013); and

  •
  the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on November 8, 1991, including any amendments or reports filed for the purpose of updating such description.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be obtained without charge at the website maintained by the SEC at www.sec.gov, or may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from that office upon payment of the fees prescribed by the SEC.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Vitesse Semiconductor Corporation, 741 Calle Plano Drive, Camarillo, California 93012; telephone number (805) 388-3700.

                               Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Needham & Company
Craig-Hallum Capital Group
The Benchmark Company
Northland Capital Markets

June     , 2014